UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2004
(October 13, 2004)

COVENTRY HEALTH CARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16477	52-2073000

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6705 Rockledge Drive, Suite 900 Bethesda, Maryland	20817

(Address of Principal Executive Offices)	(Zip Code)

(301) 581-0600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.02. Results of Operations and Financial Condition.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-2.1 AGREEMENT AND PLAN OF MERGER
EX-99.1 PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.

     On October 14, 2004, Coventry Health Care, Inc. (“Coventry”), announced that it had entered into an Agreement and Plan of Merger, dated as of October 13, 2004 (the “Merger Agreement”), with First Health Group Corp. (“First Health”), pursuant to which First Health will merge with and into a wholly owned subsidiary of Coventry (the “Merger”).

     Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of First Health common stock will be converted (except for shares owned by a stockholder who properly demands appraisal rights) into and represent the right to receive 0.1791 shares of Coventry common stock and $9.375 in cash. The Merger Agreement has been approved by the respective Boards of Directors of Coventry and First Health. The closing of the Merger is expected to occur in the first quarter of 2005 and is subject to the approval of the stockholders of First Health, regulatory approvals and other customary conditions.

     The Merger Agreement and the press release announcing the Merger are attached as exhibits hereto and are incorporated herein by reference. This summary is qualified in its entirety by reference to the exhibits attached hereto.

Item 2.02. Results of Operations and Financial Condition.

     On October 14, 2004, Coventry issued a news release regarding its results of operations for the quarter ended September 30, 2004 and its financial condition as of the period then ended. A copy of the news release is furnished herewith as Exhibit 99.1 and is not deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in Coventry’s filings under the Securities Act of 1933.

Additional Information About This Information

This communication is not a solicitation of a proxy from any security holder of First Health. Coventry and First Health intend to file a registration statement on Form S-4 with the SEC in connection with the Merger. The Form S-4 will contain a prospectus, a proxy statement and other documents for the stockholders’ meeting of First Health at which time the proposed transaction will be considered. The Form S-4, proxy statement and prospectus will contain important information about Coventry, First Health, the Merger and related matters. Investors and stockholders should read the Form S-4, the proxy statement and prospectus and the other documents filed with the SEC in connection with the Merger carefully before they make any decision with respect to the Merger. The Form S-4, proxy statement and prospectus, and all other documents filed with the SEC in connection with the Merger will be available when filed free of charge at the SEC’s web site, www.sec.gov. In addition, all documents filed with the SEC by Coventry in connection with the Merger will be made available to investors free of charge by writing to: Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817, Attn: Investor Relations. All documents filed with the SEC by First Health in connection with the Merger will be made available to investors free of charge by writing to: First Health Group Corp., 3200 Highland Avenue, Downers Grove, Illinois 60515, Attn: Investor Relations.

Coventry, First Health, their respective directors and executive officers may be deemed participants in the solicitation of proxies from First Health’s stockholders. Information concerning Coventry’s directors and certain executive officers and their direct and indirect interests in Coventry is contained in its proxy statement for its 2004 annual meeting of stockholders. Information concerning First Health’s directors and certain executive officers and their direct and indirect interests in First Health is contained in its proxy statement for its 2004 annual meeting of stockholders. Additional information regarding the interests of these participants in the Merger will be available in the proxy statement regarding the Merger. Investors can obtain free copies of these documents from the SEC’s website.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of October 13, 2004, by and among Coventry Health Care, Inc., Coventry Merger Sub Inc. and First Health Group Corp.

99.1	Press Release, dated October 14, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.
	By:	/s/ Dale B. Wolf
Dale B. Wolf
Date: October 14, 2004		Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of October 13, 2004, by and among Coventry Health Care, Inc., Coventry Merger Sub Inc. and First Health Group Corp.

99.1	Press Release, dated October 14, 2004